                                                                    Exhibit 21.1

                           EYE CARE CENTERS OF AMERICA
                                  SUBSIDIARIES

NAME OF COMPANY                                          PLACE OF INCORPORATION

Enclave Advancement Group, Inc.                          Texas

ECCA Managed Vision Care, Inc.                           Texas

Visionworks Holdings, Inc.                               Florida

Visionworks, Inc.                                        Florida

Visionworks Properties, Inc.                             Florida

Eye Care Holdings, Inc.                                  Delaware

Visionary Retail Management, Inc.                        Delaware

Visionary Properties, Inc.                               Delaware

Visionary MSO, Inc.                                      Delaware

The Samit Group, Inc.                                    Delaware

Hour Eyes, Inc.                                          Maryland

Skylab Optical, Inc.                                     Virginia

Metropolitan Vision Services, Inc.                       Virginia

Eye Care Centers de Mexico, S.A. de C.V.                 Mexico